CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement 333-296185 on Form N-2 of our report dated September 22, 2026, relating to the financial statements and financial highlights of BlackRock MuniAssets Fund, Inc. appearing in the Form N-CSR for the year ended July 31, 2026.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

September 24, 2026